                                                                Exhibit (c)(iii)

PROJECT BRIDGE


DISCUSSION MATERIALS
26 OCTOBER 2001


[MORGAN STANLEY LOGO]

PROJECT BRIDGE


ANALYSTS BELIEVE THE OFFER PRICE IS FAIR

- "We believe the valuation of the transaction is fair. The primary metric we look to is P/E on cash operating earnings relative to the company's closest peer, which we believe is Schwab."

   "We don't believe TD Bank will raise its offer for TWE the way CSFB ultimately did in its acquisition of CSFBdirect earlier this year."

   "Fair valuation implies bid is unlikely to be raised."

   -- Robert Sobhani, Banc of America Securities, 10/11/01


- "We view this $9 per share price as relatively fair, considering comparable publicly traded valuations, as well as the recent "going private" transaction enacted by CSFB to roll-in CSFBdirect."

   -- Gregory Smith, JP Morgan H&Q, 10/11/01


-  "...on a relative valuation basis [the offer] appears reasonably priced. "

   -- Richard H. Repetto, Putnam Lovell, 10/11/01


[MORGAN STANLEY LOGO]                                                          1

PROJECT BRIDGE


-  SSB DCF RANGE $9.54 -$11.54

-  MS DCF RANGE $6.50 - $8.50


DCF OVERVIEW--GROWTH RATES AND TERMINAL MULTIPLE

LONG-TERM NET INCOME GROWTH RATE

                                                                                      LT GROWTH
DATE                      BROKER/SOURCE                                                       %
------------------------------------------------------------------------------------------------
10/23/01                  SSB DCF Model                                                    26.2
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
10/09/01                  Salomon Smith Barney                                             15.0
------------------------------------------------------------------------------------------------
08/27/01                  Morgan Stanley                                                   20.0
------------------------------------------------------------------------------------------------
08/23/01                  UBS Warburg                                                      15.0
------------------------------------------------------------------------------------------------
08/22/01                  B of A Montgomery                                                25.0
------------------------------------------------------------------------------------------------
STREET ESTIMATE AVERAGE                                                                    18.8
================================================================================================

TERMINAL MULTIPLE

                                             PRICE                          LONG TERM
                                 -----------------------------
CURRENT TRADING LEVELS                 CY 2002E CASH EPS                   GROWTH RATE
------------------------------------------------------------------------------------------------
AG Edwards                                   15.30                             15.0
------------------------------------------------------------------------------------------------
Raymond James                                11.70                              NA
------------------------------------------------------------------------------------------------
AVERAGE                                      13.50                             15.0
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
IMPLIED DIVIDEND GROWTH RATE
------------------------------------------------------------------------------------------------
METHOD                                                            IMPLIED PERPETUAL GROWTH RATE
------------------------------------------------------------------------------------------------
Solomon Smith Barney                                                    18.7%   -   15.7%
------------------------------------------------------------------------------------------------
Morgan Stanley                                                          10.7%   -    7.3%
------------------------------------------------------------------------------------------------

================================================================================================

[MORGAN STANLEY LOGO]                                                          2

PROJECT BRIDGE


STOCK PRICE PERFORMANCE
SINCE TD BANK OFFER


RELATIVE STOCK PRICE PERFORMANCE
INDEXED 10/9/01(TWE UNAFFECTED PRICE) TO 100

[GRAPHIC OMITTED]


[MORGAN STANLEY LOGO]                                                          3

PROJECT BRIDGE


MERGER SPECULATION IMPACT ON COMPETITORS' PRICE PERFORMANCE

MARKET MOVEMENT(1)                               POST                                                     EXCLUDING
                            UNAFFECTED        ANNOUNCEMENT                                  % CHANGE      IMPACT OF
                              PRICE              PRICE        10/9 - 10/11     PRICE          FROM       ANNOUNCEMENT
COMPANY                     10/9/2001          10/11/2001       % CHANGE     10/23/2001    UNAFFECTED     % CHANGE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
TD Waterhouse                  6.20               9.28            49.7%         9.43          52.1%           2.4%
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Schwab                        10.59              11.63             9.8%        13.62          28.6%          18.8%
---------------------------------------------------------------------------------------------------------------------
E*Trade                        6.30               7.85            24.6%         7.67          21.7%          -2.9%
---------------------------------------------------------------------------------------------------------------------
Ameritrade                     3.98               4.64            16.6%         5.48          37.7%          21.1%
---------------------------------------------------------------------------------------------------------------------
AVERAGE CHANGE (2)                                                17.0%                       29.3%          12.3%
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

ADJUSTED SOLOMON SMITH BARNEY VALUATION

METHOD                                                   RANGE               ADJUSTMENT         ADJUSTED RANGE
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
Comparable Companies Valuation                   $9.50     -    $11.50          (17%)        $7.99     -    $9.55
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Going Private Transactions                       $9.33     -    $11.00          (17%)        $7.74     -    $9.13
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
TWE Adjusted Price                               $6.20                          (12%)        $6.96
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

NOTES
1. Market information as of 10/23/01
2. Average excludes TWE


[MORGAN STANLEY LOGO]                                                          4

PROJECT BRIDGE


TORONTO DOMINION'S OFFER PROMPTED TAKEOVER SPECULATION


- "In the beaten-down online brokerage industry, there's nothing like a takeover to lift the stocks out of the doldrums, as investors hope that other deals will materialize. That now seems to be happening with Toronto-Dominion Bank's offer to buy the part of the TD Waterhouse Group it doesn't already own. Analysts say this is fueling takeover speculation in the online brokerage sector"

      - "A Rare Good Day For Online Brokers", Thomas Granahan, Dow Jones Newswires, 10/11/01


- "...we view Ameritrade as the next likely to be acquired and as having the most to gain from a combination with a larger company."

      - "Downgrading TWE to Market Performer on Fair Takeout Valuation", Robert Sobhani, Banc of America Securities, 10/11/01


- "Shares of online brokerage firms are trading higher Thursday, partly fueled by general takeover speculation surrounding the sector in the wake of a deal involving TD Waterhouse Group, Inc.,

      ...Investors seem to be betting more mergers will materialize.

      ...It's true that the discount brokerage industry is undergoing a period of consolidation: Over the past few months, investors have seen E*Trade buy another publicly traded online broker, WebStreet Inc., and have watched CSFB be absorbed into its parent...

      ...E*Trade said that it may make more acquisitions of other brokers or banks in the future."

      - "On-line Brokers Rise; Takeover Speculation Cited", Gaston Ceron, Wall Street Journal, 10/11/01

- "Like it or not, the online brokerage sector is dwindling. A year ago, there were 10 major online-brokerage stocks. Today, there are just seven -- and in a matter of weeks, the number will be down to six, after Toronto-Dominion Bank completes its buyback of online-brokerage spin-off TD Waterhouse. This industry consolidation comes at a time when revenues at all e-brokerages have stopped growing, and when their stocks are trading at prices well below the dirt-cheap commissions they charge their customers."

      -     "We're Still Standing", Matthew Goldstein, Smartmoney.com, 10/16/01


[MORGAN STANLEY LOGO]                                                          5

PROJECT BRIDGE


COMPETITOR RESULTS BENEFIT FROM NON-TRADING ACTIVITIES


CHARLES SCHWAB (1)

[CHARLES SCHWAB LOGO]

-Schwab results aided by asset management results and expense reductions; Trading result continued to be weak

- Revenues down 7% Q/Q

- Asset management and non-trading related fees up 2% and 12% respectively

-$768Bn in AUA vs. $120Bn for TWE (6.4x)

-Income from margin lending down 27%

-Commissions and other trading related revenues down 42% and 57% respectively

-New account openings hit new low down by 30% Y/Y


E*TRADE (2)

[E*TRADE (R) LOGO]

-Growth in banking activity offset reduced brokerage activity

- Deposits up 74% to $8Bn

-Transaction revenues down 50%


NOTES
1. Charles Schwab 3Q01 earnings press release
2. E*Trade 3Q01 earnings press release


[MORGAN STANLEY LOGO]                                                          6

PROJECT BRIDGE


KEY OPERATING STATISTICS


CUSTOMER ASSETS YTD

[GRAPHIC OMITTED]


MARGIN LOANS

[GRAPHIC OMITTED]


NEW ACCOUNTS OPENED

[GRAPHIC OMITTED]


TRADES PER DAY

[GRAPHIC OMITTED]


NOTES
1. Company internal forecasts were as follows: Customer assets YTD: $137.7Bn; Margin loans $4.5Bn; New accounts: 33.9K; and Trades per Day: 100K in September and October
2. Based on trading levels for the first 12 days in October


[MORGAN STANLEY LOGO]                                                          7

PROJECT BRIDGE


TWE 4Q NOT LIKELY TO BEAT STREET ESTIMATES

ESTIMATE SOURCE                                           4Q'01 (OCT 31)                            2002
---------------------------------------------------------------------------------------------------------
Management                                                           .02                             .28
---------------------------------------------------------------------------------------------------------
Street (1)
---------------------------------------------------------------------------------------------------------
  Salomon Smith Barney (10/09/01)                                    .07                             .29
---------------------------------------------------------------------------------------------------------
  Morgan Stanley (08/27/01)                                          .06                             .37
---------------------------------------------------------------------------------------------------------
  Research Estimate Median (10/09/01) (2)                            .07                             .36
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Salomon Smith Barney Comparables Analysis                             NA                             .41
---------------------------------------------------------------------------------------------------------

NOTES
1. Calculated using cash EPS estimates from equity research reports. 1/4 of management's $0.11 FY'01 goodwill estimate added to 4Q'01 GAAP EPS estimates where cash EPS numbers not reported
2. Calculated median value of equity research reports


[MORGAN STANLEY LOGO]                                                          8

PROJECT BRIDGE


SALOMON RESEARCH
CONSISTENT WITH LOWERED EXPECTATIONS FOR TWE

United States

[SALOMON SMITH BARNEY]             Multi-Company Note
----------------------

BROKERS & ASSET MANAGERS
3Q PREVIEW OF ONLINE BROKERS - GOOD VALUE, WEAK NEAR-TERM CATALYSTS
-------------------------------------------------------------------------------
October 9, 2001

GUY MOSZKOWSKI,     CFA
+1-212-816-2971
guy.moszkowski@ssmb.com

Colin Clark, CFA
+1-212-816-0496

Patrick Pinschmidt
+1-212-816-9046

SUMMARY

Realigning valuation framework for Retail/Online Broker group. Lowering AMTD rating to 2S, consistent w/our ratings on ET, SCH, TWE. AMTD is the most highly dependent on robust trading velocity and we expect retail trading activity to remain weak, putting continued pressure on operating metrics.

Group valuations are reasonable, but fundamentals remain weak and are not expected to improve soon. To get upside movement in group, need evidence of sustained retail trading activity. Low values will help minimize downside risk.

Revised ests for '01 and '02 reflecting slow recovery of confidence, given uncertain macro environment. We have factored in what we believe are achievable expectations for customer trading velocity, margin debt, asset flows, and acct growth. See upside to our ests in better mkt. In 3Q, group likely "made-up" lost revs from 4-day halt, but weak July/August activity will still translate into lackluster results. Reducing price targets for AMTD, TWE.
-------------------------------------------------------------------------------

SUMMARY VALUATION AND RECOMMENDATION DATA
-----------------------------------------------------------------------------------------------------
                                                                                 Earnings Per Share
COMPANY (TICKER)         Price     FYE            Rating    Target    LTGR     Current Yr     Next Yr
-----------------------------------------------------------------------------------------------------
AMERITRADE HOLDING-      $3.95     Sep  Curr      2S        $5.00     20%       ($0.23)E       $0.12E
(AMTD)                                  Prev      1S        $8.00     NA        ($0.23)E       $0.10E
-----------------------------------------------------------------------------------------------------
E*TRADE GROUP, INC.-     $5.91     Dec  Curr      2S        $8.00     15%       $0.05E         $0.35E
(ET)                                    Prev      2S        $8.00     NA        $0.05E         $0.35E
-----------------------------------------------------------------------------------------------------
THE CHARLES SCHWAB       $11.00    Dec  Curr      2H        $13.00    18%       $0.28E         $0.42E
CORPORATION (SCH#)                      Prev      2H        $13.00    20%       $0.28E         $0.42E
-----------------------------------------------------------------------------------------------------
TD WATERHOUSE GROUP-     $6.19     Oct  Curr      2H        $8.00     15%       $0.16E         $0.29E
(TWE#)                                  Prev      2H        $12.00    22%       $0.16E         $0.35E
-----------------------------------------------------------------------------------------------------

[MORGAN STANLEY LOGO]                                                          9